   M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Michael J. DeMarco President and Chief Operating Officer (732) 590-1589	Anthony Krug Chief Financial Officer (732) 590-1030	Deidre Crockett Investor Relations (732) 590-1025

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey—July 22, 2015—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2015.

Recent highlights include:

-	Reported funds from operations for the quarter of $0.46 per diluted share;

-	Reported net income of $0.40 per diluted share;

-	Sold a 203,000 square-foot office property for $80 million;

-	Sold its interest in a multi-family joint venture property for $6.4 million; and

-	Declared $0.15 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) for the quarter ended June 30, 2015 amounted to $46.5 million, or $0.46 per share, as compared to $50.3 million, or $0.50 per share, for the quarter ended June 30, 2014. For the six months ended June 30, 2015, FFO equaled $89.6 million, or $0.89 per share, as compared to $80.5 million, or $0.81 per share, for the same period last year. For the quarter compared to last year, the decrease in FFO per share results primarily from lower NOI as a result of assets sold of $0.05 and lower revenue from decreased percent leased of $0.04, partially offset by increased net real estate tax appeal proceeds of $0.02, decreased acquisition related general and administrative costs of $0.02 and decreased interest expense of $0.01.

Net income available to common shareholders for the quarter ended June 30, 2015 amounted to $35.4 million, or $0.40 per share, as compared to $51.1 million, or $0.58 per share, for the quarter ended June 30, 2014.  For the six months ended June 30, 2015, net income to common shareholders equaled $32.9 million, or $0.37 per share, as compared to $35.8 million, or $0.40 per share, for the same period last year.

All per share amounts presented above are on a diluted basis.

Total revenues for the second quarter 2015 were $148.6 million, as compared to $160.3 million for the second quarter 2014.  For the six months ended June 30, 2015, total revenues amounted to $302.3 million, as compared to $329.9 for the same period last year.

The Company had 89,195,529 shares of common stock, and 11,012,069 common operating partnership units outstanding as of June 30, 2015. The Company had a total of 100,207,598 common shares/common units outstanding at June 30, 2015.

Mitchell E. Rudin, chief executive officer, commented “We have been diligently assessing our operations and the opportunities available to us.  While we are in the early stages of repositioning and reconstituting Mack-Cali, we are excited by the opportunities we see in the office assets and in the multi-family platform, both of which should begin to provide meaningful value as we commit additional resources to appropriately positioning each of the platforms. In addition, we look forward to enhancing our disclosure and sharing more of our plans in the coming weeks and months.  We recognize that our initiatives will take time; however, we will endeavor to make these changes, thoughtfully and efficiently with an eye towards maximizing value for our shareholders.”

RECENT TRANSACTIONS

In June, the Company sold its commercial office property located at 14 Sylvan Way, in Mack-Cali Business Campus, Parsippany, New Jersey, for approximately $80.0 million.  The three-story, 203,506-square-foot class A office building is fully leased to Wyndham.

Also in June, the Company sold its interest in The Highlands at Morristown Station in Morristown, New Jersey, realizing net proceeds of approximately $6.4 million.  Mack-Cali had acquired its 25 percent subordinated interest in the 217-unit community in October 2012 as part of the Roseland acquisition for approximately $2 million. The sale represents an approximately 3.0-times multiple on the 2012 acquisition price. Mack-Cali’s Roseland subsidiary will continue to manage the property.

Michael J. DeMarco, president and chief operating officer, commented “We have begun the long process of identifying properties for sale and the properties with upside potential over the next six to eight quarters.  Our sole focus is to close completely the gap that exists between our stock price and our NAV.”

OPERATING HIGHLIGHTS

Mack-Cali’s consolidated commercial in-service portfolio was 82.3 percent leased at June 30, 2015, as compared to 84.3 percent leased at March 31, 2015.

For the quarter ended June 30, 2015, the Company executed 138 leases at its consolidated in-service commercial portfolio totaling 1,377,100 square feet, consisting of 970,472 square feet of office space, 391,328 square feet of office/flex space and 15,300 square feet of industrial/warehouse space. Of these totals, 214,577 square feet were for new leases and 1,162,523 square feet were for lease renewals and other tenant retention transactions.

BALANCE SHEET/CAPITAL MARKETS

As of June 30, 2015, the Company had total indebtedness of approximately $2.0 billion, with a weighted average annual interest rate of 5.67 percent.  The Company had a total market capitalization of $3.9 billion and a debt-to-undepreciated assets ratio of 36.3 percent at June 30, 2015.  The Company had an interest coverage ratio of 2.7 times for the quarter eneded June 30, 2015 and an interest coverage ratio of 2.7 times for the six months ended June 30, 2015.

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the second quarter 2015, which was paid on July 14, 2015 to shareholders of records as of July 6, 2015.

GUIDANCE/OUTLOOK

The Company expressed comfort with net income and FFO per diluted share for the full year 2015, as follows:

	Full Year
	2015 Range
Net income available to common shareholders	$0.22	-	$0.32
Add: Real estate-related depreciation and amortization	1.88
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.34)
Gain on sale of investment in unconsolidated joint ventures	(0.06)
Funds from operations	$1.70	-	$1.80

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for today, July 22, 2015 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5196679

The live conference call is also accessible by calling (719) 325-2448 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at https://www.mack-cali.com/investors/events beginning at 2:00 p.m. Eastern Time on July 22, 2015 through July 29, 2015.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 7712551.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2015 Form 10-Q:
https://www.mack-cali.com/media/765181/2ndquarter10q15.pdf

Second Quarter 2015 Supplemental Operating and Financial Data:
https://www.mack-cali.com/media/765184/2ndquartersp15.pdf

Second Quarter 2015 Supplemental Operating and Financial Data for Roseland Residential Platform:
https://www.mack-cali.com/media/765279/2ndquartersp15Roseland.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department - Deidre Crockett
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali operates two highly successful platforms, the Mack-Cali office division and the Roseland apartment subsidiary.  Roseland is a premier real estate development and management company with a highly acclaimed reputation for creating exceptional residential communities in some of the most desirable settings across the Northeast. From elegant townhomes and brownstones to upscale rentals and vibrant mixed-use communities, Roseland's extraordinary portfolio of multi-family real estate properties represents the very best in quality, design excellence, and luxury living.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
REVENUES	2015	2014	2015	2014
Base rents	$121,246	$133,210	245,039	$267,261
Escalations and recoveries from tenants	15,842	16,996	34,241	42,564
Real estate services	7,401	7,009	15,045	13,701
Parking income	2,850	2,236	5,392	4,350
Other income	1,228	849	2,565	2,020
Total revenues	148,567	160,300	302,282	329,896

EXPENSES
Real estate taxes	21,410	23,375	43,862	47,726
Utilities	13,399	14,573	30,974	42,854
Operating services	25,844	27,840	54,072	57,062
Real estate services expenses	6,208	6,571	12,847	13,280
General and administrative	11,988	13,673	22,999	36,554
Depreciation and amortization	42,365	44,711	83,167	89,696
Total expenses	121,214	130,743	247,921	287,172
Operating income	27,353	29,557	54,361	42,724

OTHER (EXPENSE) INCOME
Interest expense	(26,773)	(28,159)	(53,988)	(58,105)
Interest and other investment income	291	922	558	1,308
Equity in earnings (loss) of unconsolidated joint ventures	(2,329)	443	(5,858)	(792)
Realized gains (losses) on disposition of rental property, net	34,399	54,584	34,543	54,584
Gain on sale of investment in unconsolidated joint ventures	6,448	-	6,448	-
Total other (expense) income	12,036	27,790	(18,297)	(3,005)
Net income	39,389	57,347	36,064	39,719
Noncontrolling interest in consolidated joint ventures	373	290	863	612
Noncontrolling interest in Operating Partnership	(4,383)	(6,514)	(4,069)	(4,506)
Net income available to common shareholders	$35,379	51,123	32,858	$35,825

Basic earnings per common share:
Net income available to common shareholders	$0.40	0.58	0.37	$0.40

Diluted earnings per common share:
Net income available to common shareholders	$0.40	0.58	0.37	$0.40

Basic weighted average shares outstanding	89,244	88,691	89,218	88,491

Diluted weighted average shares outstanding	100,314	100,023	100,313	99,964

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income available to common shareholders	$35,379	$51,123	$32,858	$35,825
Add (deduct): Noncontrolling interest in Operating Partnership	4,383	6,514	4,069	4,506
Real estate-related depreciation and amortization on continuing operations (a)	47,634	47,291	93,665	94,739
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	(34,399)	(54,584)	(34,543)	(54,584)
Gain on sale of investment in unconsolidated joint ventures	(6,448)	-	(6,448)	-
Funds from operations available to common shareholders (b)	$46,549	$50,344	$89,601	$80,486

Diluted weighted average shares/units outstanding (c)	100,314	100,023	100,313	99,964

Funds from operations per share/unit-diluted	$0.46	$0.50	$0.89	$0.81

Dividends declared per common share	$0.15	$0.15	$0.30	$0.45

Dividend payout ratio:
Funds from operations-diluted	32.33%	29.80%	33.59%	55.89%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$7,763	$2,784	$14,562	$5,253
Tenant improvements and leasing commissions (d)	$6,188	$17,548	$11,409	$24,335
Straight-line rent adjustments (e)	$56	$1,110	$(83)	$4,189
Amortization of (above)/below market lease intangibles, net (f)	$194	$314	$425	$582
Acquisition transaction costs (h)	-	$1,943	-	$1,943
Net effect of unusual electricity rate spikes (g)	-	-	-	$4,845
Executives severance costs (h)	-	-	-	$11,044

(a)
Includes the Company’s share from unconsolidated joint ventures of $5,512 and $2,658 for the three months ended June 30, 2015 and 2014, respectively, and $10,983 and $5,215 for the six months ended June 30, 2015 and 2014, respectively. Excludes non-real estate-related depreciation and amortization of $243 and $78 for the three months ended June 30, 2015 and 2014, respectively, and $485 and $172 for the six months ended June 30, 2015 and 2014, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,028 and 11,302 shares for the three months ended June 30, 2015 and 2014, respectively, and 11,050 and 11,444 for the six months ended June 30, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(e)
Includes the Company’s share from unconsolidated joint ventures of $362 and $52 for the three months ended June 30, 2015 and 2014, respectively, and $538 and $0 for the six months ended June 30, 2015 and 2014, respectively.

(f)
Includes the Company’s share from unconsolidated joint ventures of $114 and $124 for the three months ended June 30, 2015 and 2014, respectively, and $238 and $248 for the six months ended June 30, 2015 and 2014, respectively.

(g)	Approximately $10 million in utilities expense, net of approximately $5 million in escalations and recoveries from tenants related to such costs.
(h)	Included in general and administrative expense.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income available to common shareholders	$0.40	$0.58	$0.37	$0.40
Add: Real estate-related depreciation and amortization on continuing operations (a)	0.47	0.47	0.93	0.95
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.34)	(0.55)	(0.34)	(0.55)
Gain on sale of investment in unconsolidated joint ventures	(0.06)	-	(0.06)	-
Noncontrolling interest/rounding adjustment	(0.01)	-	(0.01)	0.01
Funds from operations (b)	$0.46	$0.50	$0.89	$0.81

Add: Net effect of unusual electricity rate spikes	-	-	-	$0.05
Executives severance costs	-	-	-	0.11
Noncontrolling interests/rounding adjustment	-	-	-	(0.01)
FFO excluding certain items	$0.46	$0.50	$0.89	$0.96

Diluted weighted average shares/units outstanding (c)	100,314	100,023	100,313	99,964

(a)
Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.03 for the three months ended June 30, 2015 and 2014, respectively, and $0.11 and $0.05 for the six months ended June 30, 2015 and 2014, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,028 and 11,302 shares for the three months ended June 30, 2015 and 2014, respectively, and 11,050 and 11,444 for the six months ended June 30, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
Assets	2015	2014
Rental property
Land and leasehold interests	$749,359	$760,855
Buildings and improvements	3,751,805	3,753,300
Tenant improvements	414,166	431,969
Furniture, fixtures and equipment	12,867	12,055
	4,928,197	4,958,179
Less – accumulated depreciation and amortization	(1,448,791)	(1,414,305)

Net investment in rental property	3,479,406	3,543,874
Cash and cash equivalents	19,813	29,549
Investments in unconsolidated joint ventures	284,507	247,468
Unbilled rents receivable, net	117,777	123,885
Deferred charges, goodwill and other assets, net	197,773	204,650
Restricted cash	42,052	34,245
Accounts receivable, net of allowance for doubtful accounts
of $1,871 and $2,584	12,137	8,576

Total assets	$4,153,465	$4,192,247

Liabilities and Equity
Senior unsecured notes	$1,268,293	$1,267,744
Mortgages, loans payable and other obligations	766,526	820,910
Dividends and distributions payable	15,582	15,528
Accounts payable, accrued expenses and other liabilities	134,089	126,971
Rents received in advance and security deposits	49,093	52,146
Accrued interest payable	30,659	26,937
Total liabilities	2,264,242	2,310,236
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,195,529 and 89,076,578 shares outstanding	892	891
Additional paid-in capital	2,562,507	2,560,183
Dividends in excess of net earnings	(930,167)	(936,293)
Total Mack-Cali Realty Corporation stockholders’ equity	1,633,232	1,624,781

Noncontrolling interests in subsidiaries:
Operating Partnership	201,639	202,173
Consolidated joint ventures	54,352	55,057
Total noncontrolling interests in subsidiaries	255,991	257,230

Total equity	1,889,223	1,882,011

Total liabilities and equity	$4,153,465	$4,192,247